UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 18, 2007

Date of Report (Date of earliest event reported)
HLTH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-24975	94-3236644

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361

(Address of principal executive offices, including zip code)
(201) 703-3400

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     At the 2007 Annual Meeting of Stockholders of WebMD Health Corp. (which we refer to as WHC) held on September 18, 2007, stockholders of WHC approved an amendment to WHC’s 2005 Long-Term Incentive Plan (which we refer to as the WHC 2005 Plan). The amendment increased the number of shares of WHC Class A Common Stock issuable under the WHC 2005 Plan by 1,850,000 shares, to a total of 9,000,000 shares. The Registrant owns approximately 84% of the outstanding common stock of WHC. On August 14, 2007, WHC filed a Proxy Statement relating to its 2007 Annual Meeting. To the extent required by Item 5.02 of Form 8-K, the disclosures regarding the WHC 2005 Plan and the amendment in “Proposal 2” in that Proxy Statement and the copy the 2005 Plan attached as Annex E to that Proxy Statement are incorporated by reference herein pursuant to General Instruction B.3 of Form 8-K.

Item 8.01.	Other Events
     On September 18, 2007, the Registrant issued a press release regarding the selection of ViPS, a subsidiary of the Registrant, as an information technology partner by the Centers for Medicare and Medicaid Services (CMS) in its new contracting vehicle named Enterprise Systems Development, or ESD. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated by reference in this Item 8.01.

Item 9.01.	Financial Statements and Exhibits
     (d) Exhibits
          The following exhibit is filed herewith:

Exhibit
Number	Description

99.1	Press Release, dated September 18, 2007, announcing award to ViPS of Enterprise Systems Development Contract by the Centers for Medicare and Medicaid Services

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HLTH CORPORATION
Dated: September 20, 2007	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, dated September 18, 2007, announcing award to ViPS of Enterprise Systems Development Contract by the Centers for Medicare and Medicaid Services